EX-35.3
(logo) MIDLAND    (logo) PNC
       LOAN              REAL ESTATE
       SERVICES


ANNUAL STATEMENT OF COMPLIANCE

of

PNC BANK, NATIONAL ASSOCIATION

d/b/a MIDLAND LOAN SERVICES

Pursuant to the requirements of the applicable Servicing Agreement for the transactions listed on Schedule I hereto, the undersigned, Steven W. Smith, as Executive Vice President of Midland Loan Services, a division of PNC Bank, National Association, hereby certifies, subject to any limitations listed on
Schedule I hereto, as of the date hereof, solely in his capacity as an officer and not in his individual capacity, as follows:

1. A review of the Servicer's activities during the calendar year 2013 (the "Reporting Period") and of its performance under the Agreement has been made under the undersigned officer's supervision; and
2. To the best of the undersigned officer's knowledge, based on such review, the Servicer has fulfilled all of its obligations under the Agreement in all material respects throughout the Reporting Period.


Dated: March 1, 2014

PNC Bank, National Association
d/b/a Midland Loan Services

/s/ Steven W. Smith
Steven W. Smith
Executive Vice President


Member of The PNC Financial Services Group
10851 Mastin Boulevard  Overland Park, Kansas 66210
800-327-8083
www.pnc.com/midland


(page)


Schedule I

Wells Fargo Bank, N.A.
Direct Email:  ctsservicercomplianceteam@wellsfargo.com


Recipient Role                      Deal Name                                                Series Number         Midland Role
Depositor                           Morgan Stanley Capital I, Inc.                         Series 2013-C9       Master and Special
                                                                                                                Servicer
Depositor                           Morgan Stanley Capital I, Inc.                         Series 2013-C7       Master and Special
                                                                                                                Servicer
Depositor                           Morgan Stanley Capital I, Inc.                         Series 2013-C12      Special Servicer
  Master and Special Servicer of the Burnham Center loan under the MSBAM 2013-C10 PSA
  Special Servicer of the Westfield Countryside loan under the MSBAM 2013-C11 PSA
Depositor                           Morgan Stanley Capital I, Inc.                         Series 2013-C10      Master and Special
                                                                                                                Servicer
  Master and Special Servicer of the Milford loan under the MSBAM 2013-C9 PSA
  Special Servicer of the Mall at Tuttle Crossing loan under the MSBAM 2013-C11 PSA
Depositor                           Morgan Stanley Capital I, Inc.                         Series 2012-C6       Special Servicer
Depositor                           Morgan Stanley Capital I, Inc.                         Series 2012-C5       Special Servicer
Depositor                           Morgan Stanley Capital I, Inc.                         Series 2012-C5       Primary Servicer
Depositor                           Morgan Stanley Capital I, Inc.                         Series 2012-C4       Special Servicer
Depositor                           Morgan Stanley Capital I, Inc.                         Series 2011-C3       Special Servicer
Depositor                           Morgan Stanley Capital I, Inc.                         Series 2011-C1       Special Servicer
Depositor                           Morgan Stanley Capital I, Inc.                         Series 2007-IQ15     Primary Servicer
Depositor                           Morgan Stanley Capital I, Inc.                         Series 2004-IQ8      Special Servicer
Depositor                           Morgan Stanley Capital I, Inc.                         Series 2004-IQ7      Special Servicer
Depositor                           Morgan Stanley Capital I, Inc.                         Series 2003-IQ5      Special Servicer
Owner